Exhibit h.(vi).e

AMENDMENT SIX

TO

FUND ACCOUNTING AGREEMENT

This Amendment Six (the “Amendment”) to the Fund Accounting Agreement is made as of this 24 day of February, 2017, by and among Hartford Funds Management Company, LLC, a Delaware limited liability company, and each of The Hartford Mutual Funds, Inc., The Hartford Mutual Funds II, Inc., Hartford Series Fund, Inc., Hartford HLS Series Fund II, Inc., and Hartford Funds Master Fund on behalf of their respective series listed on Schedule A (together with the series listed on Schedule A, the “Funds”).

WHEREAS, the parties hereto have entered into a Fund Accounting Agreement (the “Agreement”) dated as of December 31, 2014, as amended; and

WHEREAS, the parties hereto wish to amend the Agreement in order to revise the list of Funds covered by the Agreement.

NOW, THEREFORE, for good and adequate consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1.	Effective as of February 24, 2017, the Hartford Funds Master Fund, a Delaware statutory trust, is added as a party to the Agreement.

2.	Amendment of Schedules A and B. Schedules A and B of the Agreement are hereby amended by deleting them in their entirety and replacing them with Schedules A and B attached hereto.

3.	Except as modified hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

The Hartford Mutual Funds, Inc.

By:	/s/ Laura S. Quade
Laura S. Quade
Vice President

The Hartford Mutual Funds II, Inc.

By:	/s/ Laura S. Quade
Laura S. Quade
Vice President

Hartford Series Fund, Inc.

By:	/s/ Laura S. Quade
Laura S. Quade
Vice President

Hartford HLS Series Fund II, Inc.

By:	/s/ Laura S. Quade
Laura S. Quade
Vice President

Hartford Funds Master Fund

By:	/s/ Laura S. Quade
Laura S. Quade
Vice President

Hartford Funds Management Company, LLC

By:	/s/ Gregory A. Frost
Gregory A. Frost
Chief Financial Officer

SCHEDULE A

To the Fund Accounting Agreement

THE HARTFORD MUTUAL FUNDS, INC.

The Hartford Balanced Fund

The Hartford Balanced Income Fund

The Hartford Capital Appreciation Fund

The Hartford Checks and Balances Fund

The Hartford Conservative Allocation Fund

Hartford Core Equity Fund (formerly known as The Hartford Disciplined Equity Fund)

The Hartford Dividend and Growth Fund

Hartford Emerging Markets Equity Fund (formerly known as The Hartford Emerging Markets Research Fund)

The Hartford Emerging Markets Local Debt Fund

Hartford Environmental Opportunities Fund

The Hartford Equity Income Fund

The Hartford Floating Rate Fund

The Hartford Floating Rate High Income Fund

The Hartford Global All-Asset Fund

Hartford Global Capital Appreciation Fund

Hartford Global Equity Income Fund

Hartford Global Impact Fund a

The Hartford Global Real Asset Fund

The Hartford Growth Allocation Fund

The Hartford Healthcare Fund

The Hartford High Yield Fund

The Hartford Inflation Plus Fund

Hartford International Equity Fund (formerly known as Hartford International Capital Appreciation Fund)

The Hartford International Growth Fund

The Hartford International Opportunities Fund

The Hartford International Small Company Fund

The Hartford International Value Fund

Hartford Long/Short Global Equity Fund

The Hartford MidCap Fund

The Hartford MidCap Value Fund

Hartford Moderate Allocation Fund

Hartford Multi-Asset Income Fund

Hartford Municipal Income Fund

The Hartford Municipal Opportunities Fund

Hartford Municipal Short Duration Fund

The Hartford Quality Bond Fund

Hartford Real Total Return Fund

The Hartford Short Duration Fund

Hartford Small Cap Core Fund (formerly known as The Hartford Small/Mid Cap Equity Fund)

The Hartford Small Company Fund

The Hartford Strategic Income Fund

The Hartford Total Return Bond Fund

The Hartford Unconstrained Bond Fund

The Hartford World Bond Fund

_____________________

a Effective on or about February 24, 2017

THE HARTFORD MUTUAL FUNDS II, INC.

The Hartford Growth Opportunities Fund

The Hartford Municipal Real Return Fund

The Hartford Small Cap Growth Fund (formerly known as The Hartford SmallCap Growth Fund)

The Hartford Value Opportunities Fund

Hartford Schroders Emerging Markets Debt and Currency Fund

Hartford Schroders Tax-Aware Bond Fund

Hartford Schroders Emerging Markets Equity Fund

Hartford Schroders Emerging Markets Multi-Sector Bond Fund

Hartford Schroders Income Builder Fund

Hartford Schroders Global Strategic Bond Fund

Hartford Schroders International Stock Fund

Hartford Schroders International Multi-Cap Value Fund

Hartford Schroders US Small Cap Opportunities Fund

Hartford Schroders US Small/Mid Cap Opportunities Fund

HARTFORD SERIES FUND, INC.

Hartford Balanced HLS Fund

Hartford Capital Appreciation HLS Fund

Hartford Disciplined Equity HLS Fund

Hartford Dividend and Growth HLS Fund

Hartford Global Growth HLS Fund

Hartford Healthcare HLS Fund

Hartford High Yield HLS Fund

Hartford International Opportunities HLS Fund

Hartford MidCap HLS Fund

Hartford MidCap Value HLS Fund

Hartford Small Company HLS Fund

Hartford Stock HLS Fund

Hartford Total Return Bond HLS Fund

Hartford Ultrashort Bond HLS Fund

Hartford Value HLS Fund

HARTFORD HLS SERIES FUND II, INC.

Hartford Growth Opportunities HLS Fund

Hartford Small Cap Growth HLS Fund (formerly known as Hartford SmallCap Growth HLS Fund)

Hartford Small/Mid Cap Equity HLS Fund

Hartford U.S. Government Securities HLS Fund

HARTFORD FUNDS MASTER FUND

Global Impact Master Portfolio b

_____________________

b Effective on or about February 24, 2017

SCHEDULE B

To the Fund Accounting Agreement

MUTUAL FUND ACCOUNTING FEES

I.	Annual fee for the following Funds will be calculated at the annual rates based on the average daily Fund net assets described below :

The Hartford Balanced Income Fund1

The Hartford Capital Appreciation Fund1

The Hartford Global All-Asset Fund1

Hartford Global Capital Appreciation Fund1

The Hartford Growth Opportunities Fund1

Hartford Multi-Asset Income Fund1

The Hartford Small Company Fund1

The Hartford Strategic Income Fund1

The Hartford Total Return Bond Fund1

The Hartford Unconstrained Bond Fund1

The Hartford World Bond Fund1

Average Daily Net Assets	Annual Fee
On First $3.5 billion	0.022%
On Next $3.5 billion	0.018%
Over $7 billion	0.015%

II.	Annual fee for the following Funds will be calculated at the annual rates based on the average daily Fund net assets described below :

The Hartford Balanced Fund1

Hartford Balanced HLS Fund2

Hartford Capital Appreciation HLS Fund2

Hartford Core Equity Fund1 (formerly known as The Harford Disciplined Equity Fund)

The Hartford Dividend and Growth Fund1

Hartford Emerging Markets Equity Fund1 (formerly, The Hartford Emerging Markets Research Fund)

The Hartford Emerging Markets Local Debt Fund1

Hartford Environmental Opportunities Fund1

The Hartford Equity Income Fund1

The Hartford Floating Rate Fund

The Hartford Floating Rate High Income Fund1

Hartford Global Equity Income Fund1

The Hartford Global Real Asset Fund1

Hartford Growth Opportunities HLS Fund3

1 Effective November 1, 2016

2 Effective January 1, 2017

The Hartford Healthcare Fund1

The Hartford High Yield Fund1

The Hartford Inflation Plus Fund1

Hartford International Equity Fund1 (formerly known as Hartford International Capital Appreciation Fund)

The Hartford International Growth Fund1

The Hartford International Opportunities Fund1

The Hartford International Small Company Fund1

The Hartford International Value Fund1

Hartford Long/Short Global Equity Fund1

The Hartford MidCap Fund1

The Hartford MidCap Value Fund1

The Hartford Quality Bond Fund1

Hartford Real Total Return Fund1

The Hartford Short Duration Fund1

Hartford Small Cap Core Fund1 (formerly known as The Hartford Small/Mid Cap Equity Fund)

The Hartford Small Cap Growth Fund1 (formerly known as The Hartford SmallCap Growth Fund)

Hartford Small Cap Growth HLS Fund2 (formerly known as Hartford SmallCap Growth HLS Fund)

Hartford Small Company HLS Fund2

Hartford Total Return Bond HLS Fund2

The Hartford Value Opportunities Fund1

Hartford Schroders International Stock Fund1

Hartford Schroders Income Builder Fund1

Hartford Schroders Global Strategic Bond Fund1

Hartford Schroders Emerging Markets Equity Fund1

Hartford Schroders Emerging Markets Multi Sector Bond Fund1

Hartford Schroders International Multi-Cap Value Fund1

Average Daily Net Assets	Annual Fee
On First $3.5 billion	0.018%
On Next $3.5 billion	0.014%
Over $7 billion	0.010%

III.	Annual fee for the following Funds will be calculated at the annual rates based on the average daily Fund net assets described below :

The Hartford Checks and Balances Fund4

The Hartford Conservative Allocation Fund1

Hartford Disciplined Equity HLS Fund5

Hartford Dividend and Growth HLS Fund2

Hartford Global Growth HLS Fund2

The Hartford Growth Allocation Fund1

3 Effective January 1, 2017

4 Effective November 1, 2016

5 Effective January 1, 2017

Hartford Healthcare HLS Fund2

Hartford High Yield HLS Fund2

Hartford International Opportunities HLS Fund2

Hartford MidCap HLS Fund2

Hartford MidCap Value HLS Fund2

Hartford Moderate Allocation Fund1

Hartford Municipal Income Fund1

The Hartford Municipal Opportunities Fund1

The Hartford Municipal Real Return Fund1

Hartford Municipal Short Duration Fund1

Hartford Small/Mid Cap Equity HLS Fund2

Hartford Stock HLS Fund2

Hartford U.S. Government Securities HLS Fund2

Hartford Ultrashort Bond HLS Fund2

Hartford Value HLS Fund2

Hartford Schroders US Small Cap Opportunities Fund1

Hartford Schroders Emerging Markets Debt and Currency Fund1

Hartford Schroders Tax-Aware Bond Fund1

Hartford Schroders US Small/Mid Cap Opportunities Fund1

Average Daily Net Assets	Annual Fee
On First $3.5 billion	0.014%
On Next $3.5 billion	0.012%
Over $7 billion	0.010%

IV.	Annual fee for the following Fund will be $52,000:

Hartford Global Impact Fund

V.	Annual fee for the following Fund will be calculated at the annual rates based on the average daily Fund net assets described below:

Global Impact Master Portfolio

Average Daily Net Assets	Annual Fee
On First $3.5 billion	0.018%
On Next $3.5 billion	0.014%
Over $7 billion	0.010%

Plus a tax services fee of $50,000 per year